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                                                                    EXHIBIT 4(d)

                               AMENDMENT NO. FOUR
                                     TO THE
                            ATMOS ENERGY CORPORATION
                     EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST
                           EFFECTIVE JANUARY 1, 1999



         WHEREAS, ATMOS ENERGY CORPORATION (the "Company") has heretofore amended and restated the Atmos Energy Corporation Employee Stock Ownership Plan and Trust Effective January 1, 1999 (the "Plan") and thereafter has amended the Plan from time to time; and

         WHEREAS, pursuant to the provisions of Section 10.01 of the Plan, the Company desires to amend the Plan in certain respects as hereinafter provided.

         NOW, THEREFORE, Atmos Energy Corporation does hereby amend the Plan, effective as of July 1, 2001, as follows:

         1. Section 2.01(1) is amended by adding the following at the end of paragraph (1) of said Section:

            Those individuals shall include employees of Citizens Communications Company, formerly Citizens Utilities Company ("Citizens"), who became Employees of an Employer effective as of July 1, 2001, as a result of the Company's acquisition from Citizens of substantially all of the assets associated with the Louisiana Gas Service division operations of Citizens (such individuals are referred to herein as "LGS Employees").

         2. Article III is amended by adding the following Section 3.07 at the end of said Article:

         3.07 Special Rules for LGS Employees

         (a) For purposes of eligibility to make salary reduction contributions under Section 4.01, LGS Employees (as defined in Section 2.01(1) hereof) shall be eligible to participate in this Plan as of the first day of the first payroll period coincident with or immediately following July 1, 2001. For purposes of eligibility to receive allocations of safe harbor matching contributions under
              Section 4.02 and discretionary contributions under Section 4.03, an LGS Employee shall be eligible to participate in this Plan as of the Entry Date coincident with or immediately following his completion of one (1) Year of Service. For purposes of Section 3.02, LGS Employees shall be credited with Service equal to their service credited under the Citizens Utilities Company 401(k) Employee Benefit Plan (the "Citizens Plan").

         (b) All stock that is Citizens stock received as part of an eligible rollover distribution from the Citizens Plan, as provided for in
              Section 4.05, shall be held in a separate investment fund called the Citizens Stock Fund established


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              for an LGS Employee under the Plan. All amounts contained in the
              Citizens Stock Fund may be invested in other investments as provided for in Section 7.05(e).

         (c) For purposes of Section 3.01(c), the Entry Date for LGS Employees who have completed one (1) Year of Service as of July 1, 2001, after taking into account the provisions of Section 3.07(a) hereof, shall be the first day of the first payroll period coincident with or immediately following July 1, 2001.

         (d) All outstanding loans of the LGS Employees under the Citizens Plan that were received as part of eligible rollover distributions from the Citizens Plan, as provided for in Section 4.05, shall be maintained and administered under Section 7.06 in accordance with the terms of said loans as in effect at the time of said receipt.

         3. Section 7.05 is further amended by adding a new subsection 7.05(e) at the end of said Section as follows:

         (e) Citizens Stock Fund. Notwithstanding the foregoing provisions of this Section 7.05, a Participant for whom amounts are invested in the Citizens Stock Fund provided for under Section 3.07(b) may direct that all or any portion of such amounts be invested in a Diversified Fund or in Company Stock in accordance with the procedures established by the Committee; however, no additional amounts may be invested in the Citizens Stock Fund.




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         IN WITNESS WHEREOF, the Company has caused this AMENDMENT NO. FOUR TO
THE ATMOS ENERGY CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST EFFECTIVE JANUARY 1, 1999 to be executed in its name on its behalf this 15th day of April, 2002, effective as of July 1, 2001.

                                        ATMOS ENERGY CORPORATION


                                        By: /s/ ROBERT W. BEST
                                           -------------------------------------
                                            Robert W. Best
                                            Chairman of the Board, President and
                                            Chief Executive Officer

ATTEST:


/s/ SHIRLEY A. HINES
------------------------------------



                                        TRUST COMMITTEE

ATTEST:
                                        By: /s/ LAURIE M. SHERWOOD
/s/ SHIRLEY A. HINES                       -------------------------------------
------------------------------------        Laurie M. Sherwood


                                        By: /s/ TOM S. HAWKINS, JR.
                                           -------------------------------------
                                            Tom S. Hawkins, Jr.


                                        By: /s/ RONALD W. MCDOWELL
                                           -------------------------------------
                                            Ronald W. McDowell


                                        By: /s/ WYNN D. MCGREGOR
                                           -------------------------------------
                                             Wynn D. McGregor


                                        By: /s/ GORDON J. ROY
                                           -------------------------------------
                                             Gordon J. Roy



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